UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(AMENDMENT NO.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2006

GLOBALOPTIONS GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-117495	73-1703260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, 27th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 445-6262

(Former name or former address, if changed since last report)

EXPLANATORY STATEMENT

This Amended Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed with the Commission on March 16, 2006. This Amended Current Report provides, among others, the information required by Item 9.01 - Financial Statements, Pro Forma Financial Information and Exhibits.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
As reported on Form 8-K filed on March 16, 2006, the Registrant purchased certain assets and assumed certain liabilities of James Lee Witt Associates, LLC.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. In accordance with Item 9.01(a), the following are filed herewith and incorporated herein by reference:
1.	Financial statements of James Lee Witt Associates, LLC (“JLWA”):
a.	Independent Auditors’ Report
b.	Balance Sheets at December 31, 2005 and 2004
c.	Statements of Operations for the Years ended December 31, 2005 and 2004
d.	Statements of Changes in Members’ Equity for the Years ended December 31, 2005 and 2004
e.	Statements of Cash Flows for the Years ended December 31, 2005 and 2004
f.	Notes to Financial Statements

(b)  PRO FORMA FINANCIAL INFORMATION. In accordance with Item 9.01(b), the following are filed herewith and incorporated herein by reference. Our unaudited pro forma combined financial statements as of December 31, 2005 and for the year ended December 31, 2005, are filed herewith and incorporated herein by reference:
1.	Introduction to Unaudited Pro Forma Combined Financial Statements
2.	Unaudited Pro Forma Combined Balance Sheet as of December 31, 2005
3.	Unaudited Pro Forma Combined Statement of Operations for the Year ended December 31, 2005
4.	Notes to the Unaudited Pro Forma Combined Financial Statements

(c)  EXHIBITS.
The exhibits listed in the following Exhibit Index are filed as part of this Report.

EXHIBIT NO.	DESCRIPTION
10.1(1)	Asset Purchase Agreement, dated as of January 13, 2006 by and between GlobalOptions Group, Inc. and James Lee Witt Associates, LLC.

10.2(2)	First Amendment to Asset Purchase Agreement, dated as of February 28, 2006.

(1)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the SEC on January 18, 2006.
(2)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the SEC on March 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBALOPTIONS GROUP, INC.

Date: May 8, 2006	By:	/s/ Harvey W. Schiller
Harvey W. Schiller, Ph.D.
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
10.1(1)	Asset Purchase Agreement, dated as of January 13, 2006 by and between GlobalOptions Group, Inc. and James Lee Witt Associates, LLC.

10.2(2)	First Amendment to Asset Purchase Agreement, dated as of February 28, 2006.

(1)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the SEC on January 18, 2006.
(2)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K filed with the SEC on March 16, 2006.

GlobalOptions Group, Inc.
Index to Financial Statements

Financial statements of James Lee Witt Associates, LLC. (“JLWA”):
Independent Auditors’ Report	F-1
Balance Sheets at December 31, 2005 and 2004	F-2
Statements of Operations for the Years ended December 31, 2005 and 2004	F-3
Statements of Changes in Members’ Equity for the Years ended December 31, 2005 and 2004	F-4
Statements of Cash Flows for the Years ended December 31, 2005 and 2004	F-5
Notes to Financial Statements	F-6 - 12

Pro Forma Financial Information:
Introduction to Unaudited Pro Forma Combined Financial Statements	F-13
Unaudited Pro Forma Combined Balance Sheet as of December 31, 2005	F-14
Unaudited Pro Forma Combined Statement of Operations for the Year ended December 31, 2005	F-15
Notes to the Unaudited Pro Forma Combined Financial Statements	F-16 - 19

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Members
James Lee Witt Associates, LLC

We have audited the accompanying balance sheets of James Lee Witt Associates, LLC as of December 31, 2005 and 2004, and the related statements of income, changes in members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of James Lee Witt Associates, LLC as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Rubino & McGeein, Chartered
Certified Public Accountants

Bethesda, MD
January 20, 2006

JAMES LEE WITT ASSOCIATES, LLC
BALANCE SHEETS
December 31, 2005 and 2004

ASSETS
	2005	2004
Current assets
Cash and cash equivalents	$1,160,914	$225,732
Accounts receivable, net	4,875,160	1,865,198
Total current assets	6,036,074	2,090,930

Property and equipment, net	190,164	73,364
Deposits and other assets	25,427	15,403

Total assets	$6,251,665	$2,179,697

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Line of credit	$1,840,480	$600,360
Accounts payable	248,912	270,067
Accounts payable - related party	883,500	117,450
Accrued payroll and related liabilities	312,196	53,117
Deferred revenue	144,615	-
Accrued expenses and other liabilities	79,924	75,844

Total current liabilities	3,509,627	1,116,838

Members’ equity	2,742,038	1,062,859

Total liabilities and members’ equity	$6,251,665	$2,179,697

The accompanying notes are an integral part of these financial statements.

JAMES LEE WITT ASSOCIATES, LLC
STATEMENTS OF INCOME
For the Years Ended December 31, 2005 and 2004

	2005	2004

Revenues	$12,165,760	$6,505,303

Cost of revenues	5,633,903	3,181,182

Gross profit	6,531,857	3,324,121
Operating Expenses:
Selling and marketing	870,967	843,546
General and administrative	3,844,189	2,211,660
Total Operating Expenses	4,715,156	3,055,206

Income from operations	1,816,701	268,915

Other income (expense):
Interest income	3,230	6,657
Interest expense	(42,318)	(14,680)
Miscellaneous, net	10,280	17,720
Other income (expense) net	(28,808)	9,697

Net income	$1,787,893	$278,612

The accompanying notes are an integral part of these financial statements.

JAMES LEE WITT ASSOCIATES, LLC
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
For the Years Ended December 31, 2005 and 2004

	2005	2004

Balance, beginning of year	$1,062,859	$1,231,680

Net income	1,787,893	278,612

Distributions to Members	(108,714)	(447,433)

Balance, end of year	$2,742,038	$1,062,859

The accompanying notes are an integral part of these financial statements.

JAMES LEE WITT ASSOCIATES, LLC
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2005 and 2004

	2005	2004

Cash flows from operating activities:
Net income	$1,787,893	$278,612
Adjustments to reconcile net income to net cash used in operating activities:
Bad debt expense	305,512	169,394
Depreciation and amortization	54,649	26,599
Loss on disposal of property and equipment	4,223	-
Changes in operating assets and liabilities:
Accounts receivable	(3,315,474)	(845,332)
Deposits and other assets	(10,024)	(283)
Accounts payable	744,895	198,981
Accrued payroll and related liabilities	259,079	31,181
Deferred revenue	144,615	-
Accrued expenses and other liabilities	4,080	48,127

Net cash used in operating activities	(20,552)	(92,721)

Cash flows used in investing activities:
Purchases of property and equipment	(175,672)	(29,693)

Cash flows from financing activities:
Net proceeds from line of credit	1,240,120	314,000
Distributions to members	(108,714)	(447,433)

Net cash provided by (used in) financing activities	1,131,406	(133,433)

Net increase (decrease) in cash and cash equivalents	935,182	(255,847)

Cash and cash equivalents, beginning of year	225,732	481,579

Cash and cash equivalents, end of year	$1,160,914	$225,732

Cash paid during the year for:
Interest	$23,662	$12,516

The accompanying notes are an integral part of these financial statements.

JAMES LEE WITT ASSOCIATES, LLC
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

1.	Organization

Founded in 2001, James Lee Witt Associates, LLC (the “Company”) is a public safety and emergency management consulting firm, headquartered in Washington, DC with offices in Atlanta, GA, Chicago, IL, Little Rock, AR, and Sacramento, CA. The Company assists universities, hospitals, non-profits, international organizations, Fortune 500 companies, and local and state governments in preparing for and responding to crisis and emergency situations.

The Company is a LLC. As such, no member, manager, agent, or employee of the Company generally is personally liable for the debts, obligations, or liabilities of the Company, or for the acts or omissions of any other member, director, manager, agent, or employee of the Company, unless the individual has signed a specific personal guarantee.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the statements of cash flows, cash and cash equivalents primarily include demand deposits with financial institutions and all highly liquid debt instruments with a maturity of three months or less when purchased.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are stated at cost and are amortized over the shorter of the estimated useful life or the lease period. Upon retirement or other dispositions of these assets, cost and related accumulated depreciation of these assets are removed from the accounts and resulting gains or losses are reflected in the results of operations. Maintenance and repair costs are charged to expense as incurred. Replacements and betterments are capitalized.

JAMES LEE WITT ASSOCIATES, LLC
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

2.	Summary of Significant Accounting Policies (continued)

Income Taxes

As a limited liability company (“LLC”), the Company’s taxable income or loss is allocated to members in accordance with the operating agreement. Therefore no provision or liability for federal income taxes has been included in the financial statements.

Revenue Recognition

Substantially all revenues of the Company are derived from public safety and emergency management consulting services. It is the Company’s policy to recognize revenue as services are performed. Revenue from fixed-price contracts is recognized as work is performed, with estimated profits recorded on the basis of direct and indirect costs incurred in relation to total estimated costs. Revenue from time and material contracts is recognized based on fixed hourly rates for direct labor hours expended. Travel and other expenses incurred while performing these services are charged to customers and included in revenues.

Provision for estimated losses on uncompleted contracts, are made in the period in which such losses become evident. Changes in job performance, job conditions and estimated profitability, including final contract settlement, may result in revisions to costs and income and are recognized in the period in which revisions are determined.

Deferred Revenue

Deferred revenue consists of customer payments received in advance of the performance of services.

JAMES LEE WITT ASSOCIATES, LLC
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

3.	Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms, which do not bear interest and require payment upon invoice presentation. The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected. Management reviews all accounts receivable balances at year end, and based on an assessment of current creditworthiness, management estimates the portion, if any, of the balance that will not be collected.

Accounts receivable consist of the following at December 31, 2005 and 2004:

	2005	2004

Accounts receivable	$5,237,970	$2,022,496
Less: allowance for doubtful accounts	(362,810)	(157,298)

Accounts receivable, net	$4,875,160	$1,865,198

Accounts receivable from state and local government agencies represented approximately 82% and 37% of total accounts receivable at December 31, 2005 and 2004, respectively. At December 31, 2005, 81% of total accounts receivable was due from the State of Louisiana.

4.	Property and Equipment

Property and equipment consist of the following at December 31, 2005 and 2004:

	2005	2004

Furniture and computers	$135,256	$95,287
Office equipment	8,066	15,280
Leasehold improvements	130,854	-

Total	274,176	110,567

Less: accumulated depreciation and amortization	(84,012)	(37,203)

Property and equipment, net	$190,164	$73,364

Depreciation and amortization expense was $54,649 and $26,599 for the years ended December 31, 2005 and 2004, respectively.

JAMES LEE WITT ASSOCIATES, LLC
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

5.	Line of Credit

At December 31, 2004, the Company maintained a bank line of credit for a maximum amount of $1,000,035 that expired September 15, 2005. On October 26, 2005 the line was renewed, increased to a maximum of $2,000,050, and expires October 26, 2006. Interest on outstanding balances, payable quarterly, accrues at a fixed annual rate (7.25% for the renewed facility and 5.75% for the expired facility). The line of credit is secured by substantially all of the Company’s assets including its performance contracts, and is personally guaranteed by the Company’s president.

In March 2005, the Company entered into a letter of credit agreement in lieu of a security deposit for leased office space. The letter of credit was issued with the renewed line of credit. At December 31, 2005, the maximum available under the line of credit is reduced by the outstanding letter of credit balance of $150,000. The letter of credit will decrease on each anniversary date of the lease agreement and expires November 2008.

6.	Concentrations

Major Customers

For the years ended December 31, 2005 and 2004, approximately 61% and 47%, respectively, of the Company’s revenue was derived from state and local government agencies. The Company’s top three customer represented 55%, 18%, and 5%; and 19%, 16%, and 12% respectively of revenues for the years ended December 31, 2005 and 2004. The Company has one foreign client which represents 18% and 16% respectively for the years ended December 31, 2005 and 2004.

Cash

The Company maintains cash on deposit with major banks, which exceeded the federally insured limits through out the year. At December 31, 2005, and 2004, the Company had cash on deposit of approximately $1,053,700 and $53,300, respectively, in excess of federally insured limits. Management, however, does not consider this to be a significant concentration of credit risk.

JAMES LEE WITT ASSOCIATES, LLC
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

7.	401(k) Plan

The Company has a qualified profit sharing 401(k) plan (the “Plan”) covering substantially all full-time employees. The Company has made nonelective safe harbor contributions to the Plan in the amount of three percent of each eligible participant’s compensation for the Plan year. 401(k) expenses totaled $63,332 and $57,366 for the years ended December 31, 2005 and 2004, respectively. Company profit sharing contributions are discretionary and determined annually by the Board of Directors. There were no profit sharing contributions made or due for the years ended December 31, 2005 and 2004.

8.	Members’ Equity

At December 31, 2004, the total number of all classes of membership units that the Company had the authority to issue was 10,000, consisting of two classes: (i) 9,500 Class A Common Interests, and (ii) 500 Class B Common Interests. On March 1, 2005, the Company amended and restated its operating agreement which included a split of member interests to increase the total number of authorized membership interests. Accordingly, at December 31, 2005, the total number of all classes of membership units that the Company has the authority to issue is 5,000,000, consisting of two classes: (i) 4,500,000 Class A Common Interests, and (ii) 500,000 Class B Common Interests.

Membership units outstanding at December 31, 2005 and 2004, were as follows:

	2005	2004

Class A Common Interests	966,250	9,500
Class B Common Interests	-	-

	966,250	9,500

The Class B Common Interests were reserved for issuance to managers, officers, consultants and employees of the Company. The holders of Class B Common Interests shall have no voting rights with respect to the Company.

9.	Commitments and Contingencies

Lease Commitments

The Company leases office space and equipment under operating lease agreements that expire at various dates through March 31, 2011. Rent expense under these leases totaled $316,235 and $206,062 for the years ended December 31, 2005 and 2004, respectively. The Company sublets a portion of its office spaces; these subleases expire September, 2006. The Company’s minimum lease commitments, net of sub-rental income of $20,000 in 2006, under theses non-cancelable lease agreements as of December 31, 2005, are as follows:

JAMES LEE WITT ASSOCIATES, LLC
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

9.	Commitments and Contingencies (continued)

Lease Commitments (continued)

Year ending December 31,
2006	$349,000
2007	262,000
2008	265,000
2009	270,000
2010	252,000
2011	60,000

Total minimum lease payments	$1,458,000

Government Audits

A significant portion of the Company’s revenue (Note 6) is through contracts with departments and agencies of state and local governments. Such contracts are subject to government audit and approval of costs. Until costs are audited or otherwise approved for these completed and uncompleted contracts, there exists a contingent liability to refund any amounts received in excess of allowable costs. Management believes that future disallowances, if any, will not be material to the financial statements.

10.	Related Party Transactions

A senior vice president’s immediate family member is the owner of a consulting firm that is a subcontractor that provides debris monitor services to the Company. Amounts billed for these services were approximately $1,422,000 and $133,000 for the years ended December 31, 2005 and 2004, respectively, and are reflected as costs of revenues within these financial statements.

For the years ended December 31, 2005 and 2004, consulting service fees in the amount of $350,000 and $118,750, respectively, were paid to two vice chairmen for providing their expertise to the Company in the areas of security and transportation, who under the terms of their agreement became members of the Company in March 2005. Such agreement provides for a 30 day written notice by either party to terminate.

In March 2005, the Company entered into a lease for a portion of its office space to a firm owned by one of the Company’s members. The lease expires in September 2006 and provides for monthly rent payments, which totaled approximately $10,000 for the year ended December 31, 2005.

JAMES LEE WITT ASSOCIATES, LLC
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

11.	Sale of Substantially All Assets of the Company

On January 14, 2006, the Company entered into an Asset Purchase Agreement, pursuant to which substantially all of the assets of the Company will be sold to GlobalOptions Group, Inc. The purchase price will be approximately $6 million, plus additional contingent sums. The sale transaction is expected to close on or about March 10, 2006.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

INTRODUCTION TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined balance sheet as of December 31, 2005 combines the consolidated balance sheet of GlobalOptions Group, Inc. and Subsidiaries ("GlobalOptions Group"), and the balance sheet of James Lee Witt Associates, LLC (“JLWA”) as of December 31, 2005 and gives effect as of December 31, 2005, to the financing and acquisition transactions which occurred effective as of March 10, 2006. The accounting for the transaction is more fully described in Note 1 to the pro forma combined financial statements. Confidential Business Resources, Inc. (“CBR”) was acquired on August 14, 2005. The balance sheet of CBR is not presented separately within the unaudited pro forma combined balance sheet of GlobalOptions Group, since the acquired balance sheet of CBR is already included in the GlobalOptions Group audited consolidated balance sheet as of December 31, 2005.

The following unaudited pro forma combined statement of operations for the year ended December 31, 2005 combines the results of operations of GlobalOptions Group for the year ended December 31, 2005, with the results of operations for JLWA for the same period as if the acquisition had occurred as of January 1, 2005. This pro forma combined statement of operations also combines the operations of CBR, acquired August 14, 2005, for the period January 1, 2005 through August 13, 2005, as if the acquisition of CBR had occurred as of January 1, 2005. The consolidated statement of operations for GlobalOptions Group for the year ended December 31, 2005 incorporates the operating results of CBR for the period August 14, 2005 through December 31, 2005.

The unaudited pro forma combined financial statements should be read in conjunction with the separate historical audited consolidated financial statements of GlobalOptions Group as of December 31, 2005 and for the years ended December 31, 2005 and 2004, the separate historical audited financial statements of JLWA as of and for the years ended December 31, 2005 and 2004, the separate historical audited financial statements of CBR as of and for the years ended December 31, 2004 and 2003, and the separate unaudited historical financial statements of CBR for the six months ended June 30, 2005 and 2004, appearing elsewhere in this filing. These unaudited pro forma combined statements are not necessarily indicative of the consolidated financial position, had the acquisitions of JLWA and CBR occurred on the date indicated above, or the consolidated results of operations which might have existed for the periods indicated or consolidated results of operations as they may be in the future.

For purposes of preparing GlobalOptions Group’s consolidated financial statements, a new basis will be established for the assets and liabilities of JLWA based upon the fair value thereof, including the costs of the acquisition. The unaudited pro forma combined balance sheet and statements of operations reflect management’s best estimate of the purchase price allocation based upon an independent appraisal being performed; however, the final allocation may differ from the pro forma amounts.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
December 31, 2005
ASSETS

	GlobalOptions Group	JLWA	Pro Forma Adjustments		Pro Forma Combined
	(a)	(b)
CURRENT ASSETS
Cash and cash equivalents	$528,602	$1,160,914	$5,575,790	(c)	$7,265,306
Accounts receivable, net	2,232,749	4,875,160	-		7,107,909
Prepaid expenses and other current assets	37,487	-	-		37,487
Total current assets	2,798,838	6,036,074	5,575,790		14,410,702

Property and equipment, net	220,313	190,164	-		410,477
Deferred financing costs	-	-	416,000	(c)	416,000
Intangible assets	1,233,487	-	4,930,000	(e)	6,163,487
Goodwill	4,324,620	-	1,809,996	(f)	6,134,616
Security deposits and other assets	19,218	25,427	-		44,645

TOTAL ASSETS	$8,596,476	$6,251,665	$12,731,786		$27,579,927

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Line of credit	$543,453	$1,840,480	$(1,840,480)	(c)	$543,453
Accounts payable	1,000,510	248,912	-		1,249,422
Accounts payable - related party	-	883,500	-		883,500
Accrued compensation and related benefits	538,097	312,196	-		850,293
Deferred revenue	-	144,615	-		144,615
Accrued expenses and other liabilities	-	79,924	(20,820)	(c)	59,104
Note and obligation payable for
JLWA acquisition	-	-	2,725,124	(h)	2,725,124
Notes payable	-	-	12,610,000	(c)	12,610,000
Note payable for CBR acquisition	904,230	-	-		904,230
Due to former stockholder of CBR	595,320	-	-		595,320
Other current liabilities	228,428	-	-		228,428
TOTAL LIABILITIES	3,810,038	3,509,627	13,473,824		20,793,489

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock	-	-	-		-
Series A convertible preferred stock	8	-	-		8
Common stock	14,490	-	820	(d)	15,310
Additional paid-in capital	12,435,321	-	1,999,180	(d)	14,434,501
Deferred consulting fees	(848,181)	-	-		(848,181)
Members' equity	-	2,742,038	(2,742,038)	(g)	--
Accumulated deficit	(6,815,200)	-	-		(6,815,200)
Total Stockholders' Equity	4,786,438	2,742,038	(742,038)		6,786,438

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$8,596,476	$6,251,665	$12,731,786		$27,579,927

See notes to unaudited pro forma combined financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005

	GlobalOptions Group	CBR	JLWA	Pro Forma Adjustments		Pro Forma Combined
	(i)	(j)	(k)
REVENUES	$9,028,341	$6,387,450	$12,165,760	--		$27,581,551

COST OF REVENUES	5,074,045	3,624,968	5,633,903	--		14,332,916

GROSS PROFIT	3,954,296	2,762,482	6,531,857	--		13,248,635

OPERATING EXPENSES:
Selling and marketing	540,301	38,839	870,967	--		1,450,107
General and administrative	6,937,148	3,955,777	3,844,189	1,121,623	(l), (m)	15,858,737
TOTAL OPERATING EXPENSES	7,477,449	3,994,616	4,715,156	1,121,623		17,308,844

(LOSS) INCOME FROM OPERATIONS	(3,523,153)	(1,232,134)	1,816,701	(1,121,623)		(4,060,209)

OTHER INCOME (EXPENSE):
Interest income	18,229	--	3,230	--		21,459
Interest expense	(65,049)	(106,911)	(42,318)	(2,705,185)	(n),(o)	(2,919,463)
Miscellaneous, net	--	--	10,280	--		10,280
TOTAL OTHER (EXPENSE), NET	(46,820)	(106,911)	(28,808)	(2,705,185)		(2,887,724)

NET (LOSS) INCOME	(3,569,973)	(1,339,045)	1,787,893	(3,826,808)		(6,947,933)

Deemed dividend to Series A convertible preferred
stockholders	(979,750)	--	--	--		(979,750)

Net (loss) income applicable to common stockholders	$(4,549,723)	$(1,339,045)	$1,787,893	$(3,826,808)		$(7,927,683)

Basic and Diluted Net Loss Per Share Applicable
to Common Stockholders	$(0.38)					$(0.62)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	12,001,108			819,672	(d)	12,820,780

See notes to unaudited pro forma combined financial statements.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2005

NOTE 1 - ACQUISITIONS

On March 10, 2006, GlobalOptions, Inc., (“GlobalOptions” or the “Company”) a wholly owned subsidiary of GlobalOptions Group, purchased substantially all of the assets and liabilities of JLWA.

The acquisition of JLWA was made pursuant to a certain Asset Purchase Agreement (the “Agreement”) dated January 13, 2006, as amended, between GlobalOptions Group and JLWA. The aggregate purchase price paid for JLWA’s assets and business was approximately $10,182,000 subject to certain future working capital purchase price adjustments as defined in the agreement. The aggregate purchase price consisted of a cash payment at closing of $3,600,000, a cash payment of $1,857,000 to pay off JLWA’s line of credit balance and related accrued interest, the issuance of 819,672 shares of common stock of GlobalOptions Group, valued at $2,000,000, a 4.6% note payable to JLWA of $400,000 due March 9, 2007, and a non-interest bearing working capital purchase price adjustment obligation, estimated at $2,325,000, due June 8, 2006.  The purchase is subject to change based upon future adjustments to working capital, as defined, for working capital acquired from JLWA as of the acquisition date. In addition, the Agreement provides for JLWA to obtain up to an additional $15,400,000 upon the attainment of certain revenue goals subsequent to the closing of the transaction and the continued employment of James Lee Witt. JLWA is a crisis and emergency management consulting firm headquartered in Washington, D.C. with three additional offices nationwide.

On August 14, 2005 GlobalOptions acquired substantially all of the business and assets of Confidential Business Resources, Inc. ("CBR"), a Tennessee corporation. CBR is a professional investigations firm headquartered in Nashville, Tennessee with eight offices nationwide.

The acquisition of CBR was made pursuant to a certain Asset Purchase Agreement dated May 19, 2005, as amended (the "CBR Agreement"), between GlobalOptions, CBR, Fischer & Associates, Inc. and Halsey R. Fischer. The aggregate purchase price paid for CBR's assets and business was approximately $5,293,000 subject to certain adjustments through August 13, 2006 to the opening balance working capital, as such purchase price adjustments are defined in the CBR Agreement. The aggregate purchase price of approximately $5,293,000 consisted of cash in the amount of $4,363,000 (net of cash acquired of $26,000) and inclusive of a broker fee of $143,000, and a note payable to the seller of $904,000 due August 14, 2006.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2005

NOTE 2 - PRO FORMA ADJUSTMENTS

The pro forma adjustments give effect to the acquisitions of JLWA and CBR by GlobalOptions.

Balance Sheet - December 31, 2005

(a)	Derived from the audited GlobalOptions Group consolidated balance sheet at December 31, 2005.

(b)	Derived from the audited JLWA balance sheet at December 31, 2005.

(c)
To record the net proceeds of approximately $12,194,000 from the issuance through a private placement of an aggregate of $12,500,000 in principal amount of 8% promissory notes due on June 30, 2006. Under the promissory note agreements, the Company may extend the maturity for two successive 31 day periods. In connection with raising these funds, the Company incurred fees of approximately $416,000, for which $306,000 was paid in cash and $110,000 of which the Company issued additional 8% promissory notes. These fees were amortized, for pro forma purposes, over the term of the debt. The holders of these promissory notes subordinated their interest to the Company’s obligations to the bank that provides the line of credit facility.  Proceeds in the amount of $5,460,000 were used for cash acquisition costs, consisting of the cash paid to former members of JLWA at closing of $3,600,000 and to record the proforma adjustment to pay off JLWA’s line of credit balance of $1,840,000 and accrued interest balance of $20,820 at December 31, 2005.

(d)	Recording the issuance of 819,672 shares of GlobalOptions Group common stock to JLWA valued at $2,000,000.

(e)
Recording of estimated values of purchased identifiable intangible assets consisting of $1,870,000 for a trade name and $3,060,000 for the value of customer relationships, which are amortizable over five and three years, respectively. The amount of these intangibles has been estimated based upon information available to management and is subject to change based upon an independent appraisal being performed.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2005

NOTE 2 - PRO FORMA ADJUSTMENTS, continued

Balance Sheet - December 31, 2005, continued

(f)	The following table summarizes the estimated allocation of the purchase price for JLWA and the pro forma adjustment to record goodwill:

Current assets	$4,875,160
Property and equipment	190,164
Security deposits	25,427
Identifiable intangible assets	4,930,000
Fair value of liabilities assumed	(1,648,327)

Net fair value assigned to assets acquired and liabilities assumed	8,372,424

Goodwill	1,809,996

Total Purchase Price	$10,182,420

The following represents a summary of the purchase price consideration:

Cash	$5,457,296
Value of common stock issued	2,000,000
Note and obligation payable	2,725,124

Total Purchase Price Consideration	$10,182,420

(g)	Elimination of members’ equity of JLWA.

(h)	To record the 4.6% note payable to seller of $400,000 due March 9, 2007 and a non-interest bearing working capital purchase price adjustment obligation of $2,325,124, due June 8, 2006.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2005

NOTE 2 - PRO FORMA ADJUSTMENTS, continued

Statement of Operations - For the Year Ended December 31, 2005

(i)	Derived from the audited consolidated statement of operations of GlobalOptions Group for the year ended December 31, 2005.

(j)	Derived from the unaudited statement of operations of CBR for the period January 1, 2005 through August 13, 2005.

(k)	Derived from the audited statement of operations of JLWA for the year ended December 31, 2005.

(l)
Recording an estimate for the amortization of purchased identifiable intangible assets of $1,394,004 for the year ended December 31, 2005 related to the acquisition of JLWA and $222,859, net of the reversal of amortization of intangibles previously recorded of $183,240 for the period January 1, 2005 through August 13, 2005, related to the acquisition of CBR.

(m)
Elimination of expenses recorded on CBR for the period January 1, 2005 through August 13, 2005, consisting of a $222,000 provision for estimated costs related to a plaintiff stockholder matter and a $90,000 provision for a potential loss on account of two former employees seeking damages, as the liabilities related to such matters were not assumed as part of the acquisition.

(n)
On March 10, 2006, GlobalOptions Group issued an aggregate of $12,500,000 in notes payable due June 30, 2006. Under the terms of this note payable, GlobalOptions Group may extend the maturity for two consecutive thirty-one day periods. In connection with these extensions, GlobalOptions Group will incur notes payable obligation costs of 3% and 5% of the total obligation, respectively. Furthermore, if the notes are not repaid at the expiration of the second thirty-one day period, the interest rate for the remaining period until paid becomes 12% per annum. It is the intention of GlobalOptions Group to refinance this debt before June 30, 2006. The arrangements for this refinancing have not yet been finalized. For purposes of this pro forma presentation, it was assumed that this debt would remain outstanding throughout the pro forma year ended December 31, 2005. Accordingly, the pro forma interest expense for the year ended December 31, 2005 is $2,852,966 (interest for 175 days at 8% and interest for 190 days at 12%) and consists of interest over the period of $1,409,311, plus the additional interest cost of $1,027,715 for the increase in principal obligations owed upon the first and second extension and $415,940 for the amortization of deferred financing costs.

(o)	Elimination of interest expense of $105,463 and $42,318 relating to the CBR and JLWA lines of credit, respectively, which were both repaid for pro forma purposes as of January 1, 2005.